UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2009

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-31332 (Commission File Number)	33-0264467 (I.R.S. Employer Identification No.)

30452 Esperanza

Rancho Santa Margarita, CA  92688

 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 5.03.  Amendments to Certificate of Incorporation and Bylaws.

On June 4th, 2009, the board of directors of Liquidmetal Technologies, Inc. (the “Company”) approved the filing with the Secretary of State of Delaware of an amendment to the Company’s Certificate of Incorporation and Bylaws, subject to shareholder approval, providing for the establishment of a five-member Board of Directors, the election of directors by a class vote and the voting of the Class A Preferred Stock on an as converted basis together with the common stock as a single class (the “Charter Amendment”).

Further, on July 31, 2009, the Charter Amendment was approved by a majority vote of the Company’s shareholders during its annual meeting of the shareholders.

The Charter Amendment provides that, for as long as least 25% of the number of shares of Series A Preferred Stock issued on May 1, 2009 are outstanding, the Company’s board of directors would consist of five members, of which two directors would be elected by a class vote of the Company’s outstanding shares of Series A Preferred Stock, two directors would be elected by a class vote of the Company’s outstanding shares of Common Stock, and the fifth director would be elected by the holders of the Company’s common stock and Series A Preferred Stock voting together as a single class.  The Second Proposed Charter Amendment also provides that, on all other matters being voted upon by shareholders, the holders of the Series A Preferred Stock would have the right to vote together with the holders of the Company common stock, with the holders of the Series A Preferred Stock being entitled to a number of votes equal to the number of shares of common stock into which such preferred shares are then convertible.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Tony Chung
Tony Chung,
Chief Financial Officer

Date:  August 6, 2009

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Liquidmetal Technologies, Inc.